UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2020

VPR BRANDS, LP

(Exact name of registrant as specified in its charter)

Delaware	000-54435	45-1740641
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3001 Griffin Road, Fort Lauderdale, FL 33312

(Address of principal executive offices)

(954) 715-7001

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement.

Equity Purchase Agreement

On February 19, 2020 (the “Execution Date”), VPR Brands, LP (the “Company”) entered into an Equity Purchase Agreement (the “Equity Purchase Agreement”) with DiamondRock, LLC (the “Investor”) pursuant to which, upon the terms and subject to the conditions thereof, the Investor committed to purchase shares of the Company’s common units (the “Put Shares”) at an aggregate purchase price of up to $5,000,000 (the “Maximum Commitment Amount”) over the course of the commitment period.

Pursuant to the terms of the Equity Purchase Agreement, the commitment period will commence upon the initial effective date of the Form S-1 Registration Statement planned to be filed to register the Put Shares in accordance with the Registration Rights Agreement as further described below and will end on the earlier of (i) the date on which the Investor has purchased Put Shares from the Company pursuant to the Equity Purchase Agreement equal to the Maximum Commitment Amount, (ii) the date on which there is no longer an effective registration statement for the Put Shares, (iii) 24 months after the initial effectiveness of the Registration Statement planned to be filed to register the Put Shares in accordance with the Registration Rights Agreement as further described below, or (iv) written notice of termination by the Company to the Investor (which will not occur at any time that the Investor holds any of the Put Shares).

From time to time over the term of the Equity Purchase Agreement, commencing on the date on which a registration statement registering the Put Shares (the “Registration Statement”) becomes effective, the Company may, in its sole discretion, provide the Investor with a put notice (each a “Put Notice”) to purchase a specified number of the Put Shares (each a “Put Amount Requested”) subject to the limitations discussed below and contained in the Equity Purchase Agreement. Within two (2) trading days of the date that the Put Notice is deemed delivered (“Put Date”) pursuant to terms of the Equity Purchase Agreement, the Company shall deliver, or cause to be delivered, to the Investor, the estimated amount of Put Shares equal to the investment amount (“Investment Amount”) indicated in the Put Notice divided by the “Initial Pricing” per share, as such term is defined in the Equity Purchase Agreement (the “Estimated Put Shares”) as DWAC Shares. Within two (2) trading days following the Put Date, the Investor shall pay the Investment Amount to the Company by wire transfer of immediately available funds.

At the end of the five (5) trading days following the clearing date associated with the applicable Put Notice (“Valuation Period”), the purchase price (the “Purchase Price”) shall be computed as 85% of the average daily volume weighted average price of the Company’s common units during the Valuation Period and the number of Put Shares shall be determined for a particular put as the Investment Amount divided by the Purchase Price. If the number of Estimated Put Shares (Investment Amount divided by Initial Pricing) initially delivered to the Investor is greater than the number of Put Shares (Investment Amount divided by Purchase Price) purchased by the Investor pursuant to such Put, then, within two (2) trading days following the end of the Valuation Period, the Investor shall deliver to the Company any excess Estimated Put Shares associated with such put. If the number of Estimated Put Shares (Investment Amount divided by Initial Pricing) delivered to the Investor is less than the Put Shares purchased by the Investor pursuant to a put, then within two (2) trading days following the end of the Valuation Period the Company shall deliver to the Investor by wire transfer of immediately available funds equal to the difference between the Estimated Put Shares and the Put Shares issuable pursuant to such put.

The Put Amount Requested pursuant to any single Put Notice must have an aggregate value of at least $25,000, and cannot exceed the lesser of (i) $250,000, or (ii) 150% of the average daily trading value of the common units in the five trading days immediately preceding the Put Notice.

In order to deliver a Put Notice, certain conditions set forth in the Equity Purchase Agreement must be met, as provided therein. In addition, the Company is prohibited from delivering a Put Notice if: (i) the sale of Put Shares pursuant to such Put Notice would cause the Company to issue and sell to the Investor, or the Investor to acquire or purchase,  a number of shares of the Company’s common units that, when aggregated with all shares of common units purchased by the Investor pursuant to all prior Put Notices issued under the Equity Purchase Agreement, would exceed the Maximum Commitment Amount; or (ii) the issuance of the Put Shares would cause the Company to issue and sell to Investor, or the Investor to acquire or purchase, an aggregate number of shares of common units that would result in the Investor beneficially owning more than 4.99% of the issued and outstanding shares of the Company’s common units (the “Beneficial Ownership Limitation”).

If the value of the Put Shares based on the Purchase Price determined for a particular put would cause the Company to exceed the Maximum Commitment Amount, then within two (2) trading days following the end of the Valuation Period the Investor shall return to the Company the surplus amount of Put Shares associated with such put. If the number of the Put Shares (Investment Amount divided by Purchase Price) determined for a particular put exceeds the Beneficial Ownership Limitation, then within two (2) trading days following the end of the Valuation Period the Investor shall return to the Company the surplus amount of Put Shares associated with such put. Concurrently, the Company shall return within two (2) trading days following the end of the respective Valuation Period to the Investor, by wire transfer of immediately available funds, the portion of the Investment Amount related to the portion of Put Shares exceeding the Beneficial Ownership Limitation.

Further pursuant to the Equity Purchase Agreement, the Company agreed that if the Securities and Exchange Commission (the “SEC”) declares the Registration Statement for the Put Shares effective, then during the 12 month period immediately following the date the SEC declares the Registration Statement for the Put Shares effective, upon any issuance by the Company or any of its subsidiaries of common units or common units equivalents for cash consideration, indebtedness or a combination of units thereof (a “Subsequent Financing”), the Investor shall have the right to participate in up to an amount of the Subsequent Financing (that is not an “Exempt Issuance” as such term is defined in the Equity Purchase Agreement), equal to 50% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in such Subsequent Financing; provided, however, where (i) the person or persons through or with whom such Subsequent Financing is proposed to be effected will not agree to such participation by the Investor and (ii) the Investor will not agree to finance the total amount of such Subsequent Financing in lieu of the person or persons through or with whom such Subsequent Financing is proposed to be effected, the Investor shall have no right to participate in such Subsequent Financing.

Further pursuant to the Equity Purchase Agreement, the Company agreed to reserve a sufficient number of shares of its common units for the Investor pursuant to the Equity Purchase Agreement and all other contracts between the Company and the Investor.

The Equity Purchase Agreement contains customary representations, warranties, covenants and conditions for a transaction of this type for the benefit of the parties.

The foregoing description of the Equity Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Equity Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Registration Rights Agreement

On the Execution Date, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investor pursuant to which the Company is obligated to file the Registration Statement to register the resale of the Put Shares. Pursuant to the Registration Rights Agreement, the Company must (i) file the Registration Statement within 45 calendar days from the Execution Date, (ii) use reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), within 90 calendar days after the filing thereof, and (iii) use its reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act until all of the Put Shares have been sold thereunder or pursuant to Rule 144.

Pursuant to the Registration Rights Agreement, the Company agreed to pay all reasonable expenses, other than sales or brokerage commissions, incurred in connection with registrations, filings or qualifications pursuant to the Registration Rights Agreement, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company.

 The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description

10.1 10.2

Equity Purchase Agreement by and between VPR Brands, LP and DiamondRock, LLC dated February 19, 2020.

Registration Rights Agreement by and between VPR Brands, LP and DiamondRock, LLC dated February 19, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2020	VPR BRANDS, LP

	By:	/s/ Kevin Frija
Chief Executive Officer and Chief Financial Officer